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                                                                     EXHIBIT 5.1

                     [HUGHES HUBBARD & REED LLP LETTERHEAD]

December 2, 1998

Saxton Incorporated
5440 West Sahara Avenue, Third Floor
Las Vegas, Nevada  89146

Re:     Registration Statement on Form S-8

Gentlemen:

        We have represented Saxton Incorporated, a Nevada corporation (the "Company"), as special securities counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 550,000 shares of the Company's common stock, $.001 par value (the "Shares"), issuable upon exercise of the stock options granted under the Saxton Incorporated Management Stock Option Incentive Plan and the Saxton Incorporated Non-Employee Director Stock Option Plan (collectively, the "Plans"). The Shares are being registered by the Company on a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about December 3, 1998 (the "Registration Statement").

        As such special securities counsel, and for the purpose of rendering this opinion, we have reviewed such corporate records and other documents as we have deemed necessary and appropriate to render the opinion contained herein. In addition, we have consulted with officers and other representatives of the Company and have obtained such representations with respect to such matters of fact as we have deemed necessary or advisable; however, we have not necessarily independently verified the content of factual statements made to us in connection therewith or the veracity of such representations. We have assumed without independent verification or investigation (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

        On the basis of the foregoing, such examinations of law and such other information as we have deemed relevant under the circumstances, we are of the opinion as of the date hereof that the Shares, when issued and sold pursuant to the Plans, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            HUGHES HUBBARD & REED LLP